UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Axiall Corporation

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On May 6, 2016, the following talking points were emailed to members of the Axiall leadership team.

Annual Meeting Announced

•	On May 4, we filed the definitive proxy statement; announced June 17 as the annual meeting.

•	Axiall is nominating 9 directors, all incumbents, to stand for re-election to the Board.

•	All of our board members are active, engaged and highly experienced professionals with diverse operations and management experience.

•	In connection with its unsolicited proposal to acquire the company, Westlake has commenced a proxy contest in an attempt to replace the Axiall board of directors with 9 nominees for election as directors at the annual meeting in opposition to the reelection of the incumbent Axiall nominees.

•	We intend to vigorously oppose Westlake’s proxy contest; we’ll be communicating our views to our stockholders.

•	Our board and management team are keenly focused on creating long-term stockholder value.

•	Toward that end, our board directed management, with the assistance of our financial and legal advisors, to reach out to third parties that may have an interest in a potential strategic transaction with Axiall.

•	We have held discussions, and continue to hold discussions, with other third parties.

•	In our public statements, we continue to highlight the significant accomplishments and ongoing initiatives we have implemented to strengthen, position and transform Axiall’s businesses for growth and increased profitability.

•	I want to thank every employee for keeping focused on their work – doing it both safely and productively, which has contributed to the strong financial results we reported today.

•	Continue to “Drive to Zero” – to own your safety and that of your co-workers’ by deploying the PACE behaviors. Together, let’s continue to make Axiall a great place to work.

Additional Information

In connection with its 2016 Annual Meeting, Axiall has filed a definitive proxy statement and other documents regarding the 2016 Annual Meeting with the SEC and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2016 Annual Meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, and from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Forward-Looking Statements Disclaimer

This communication contains “forward-looking statements” as defined in, and subject to the safe harbor provisions of, the federal securities laws. These forward-looking statements relate to, among other things, Axiall’s anticipated financial performance and prospects; Axiall’s plans and objectives for future operations; and statements relating to the solicitation of proxies of Axiall’s stockholders in connection with the 2016 Annual Meeting. Forward-looking statements are based on management’s assumptions regarding, among other things, general economic and industry-specific business conditions and the continued execution of Axiall’s business strategy, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, uncertainties regarding future actions that may be taken by Westlake in furtherance of its unsolicited acquisition proposal or its nomination of director candidates for election at the 2016 Annual Meeting; potential operational disruption caused by Westlake’s future actions that may make it more difficult to maintain relationships with customers, employees or suppliers; the results of Axiall’s process to sell its Building Products business and the proceeds, if any, realized therefrom, as well as Axiall’s consideration of strategic alternatives generally; Axiall’s ability to successfully implement its strategy to create sustainable, long-term stockholder value; Axiall’s ability to successfully implement and administer its cost-saving initiatives (including its restructuring programs) and produce the desired results (including projected savings); future prices for Axiall’s products; industry capacity levels for Axiall’s products, raw materials and energy costs and availability, and feedstock availability and prices; changes in governmental and environmental regulations; the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products; Axiall’s ability to generate sufficient cash flows from its business; future economic conditions in the specific industries to which Axiall’s products are sold; global economic conditions; competition within Axiall’s industry; complications resulting from Axiall’s multiple enterprise resource planning (“ERP”) systems and the implementation of its new ERP systems; Axiall’s failure to adequately protect its data and technology systems; costs resulting from complications or delays relating to Axiall’s arrangements with Lotte Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana; Axiall’s failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions; and other factors discussed in Axiall’s SEC filings from time to time, including Axiall’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. The risks and uncertainties above are not the only risks Axiall faces. Additional risks and uncertainties not presently known to Axiall or that it believes to be immaterial also may adversely affect Axiall. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Axiall’s business, financial condition and results of operations. Axiall does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.